Tompkins Financial Corporation 8-K

EXHIBIT 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, July 20, 2018

Tompkins Financial Corporation Reports Record Year-to-Date and Second Quarter Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

Tompkins Financial Corporation reported net income of $22.1 million for the second quarter of 2018, an increase of 30.3% from the $16.9 million reported for the same period in 2017. Year-to-date net income was $42.5 million, an increase of $9.9 million, or 30.2% over the same period in 2017.

Diluted earnings per share were $1.43 for the second quarter of 2018, up 28.8% over the second quarter of 2017. For the year-to-date period ended June 30, 2018, diluted earnings per share were $2.76, up 29.6% over the same period in 2017.

President and CEO, Stephen S. Romaine said “We are extremely pleased with our excellent results through the first half of 2018. The second quarter also marked a significant milestone for our Company. In May of this year, we moved our Corporate headquarters to a new building located across the street from our former headquarters location in downtown Ithaca. The move has allowed us to consolidate staff, which were previously located in seven different locations, into a new, modern, and more efficient space. The move has been extremely well received by our employees, clients, and the local community."

SELECTED HIGHLIGHTS FOR THE SECOND QUARTER AND YEAR-TO-DATE PERIODS:

▪	Diluted earnings per share for the quarter and year-to-date periods reflect the highest earnings in Company history for the respective periods.
▪	Quarterly results included certain unusual items that were primarily related to the move of our Corporate headquarters. These included approximately $2.9 million of gains related to sales of real estate and approximately $2.0 million of write downs associated with two leased properties that were recently vacated.

▪	Return on Average Equity was 15.13% for the second quarter and 14.78% for the year-to-date period, which reflect the highest returns in more than 10 years.
▪	Total loans of $4.8 billion were up 8.4% over the same period in 2017, and up 2.6% over December 31, 2017.

NET INTEREST INCOME

Net interest income of $52.7 million for the second quarter of 2018 increased by $2.4 million, or 4.8% compared to the same period in 2017. For the year-to-date period, net interest income was $105.4 million, up $7.1 million, or 7.2% from the same six-month period in 2017.

Net interest income benefited from growth in average loans and noninterest bearing deposits. Average loans were up $414.0 million, or 9.6% in the first six months of 2018, compared to the same six month period in 2017. Average noninterest bearing deposits were up $140.0 million, or 11.6% in the first six months of 2018, versus the same period in 2017. The net interest margin for the second quarter of 2018 was 3.36%, compared to 3.45% reported for the same period in 2017, and 3.42% for the quarter ended March 31, 2018. The decline in margin is largely due to loan growth out-pacing deposit growth, and the recent increases in market interest rates that have resulted in increased funding costs.

NONINTEREST INCOME

Noninterest income represented 28.6% of total revenues in the second quarter of 2018, compared to 25.8% in the same period in 2017, and 27.0% for the first six months of 2018. Noninterest income of $21.2 million was up 21.2% compared to the same period last year. Fee income associated with insurance, wealth management, deposit services, and card services for the second quarter of 2018 were up a combined $406,000 or 2.6% over the same period in 2017. The second quarter of 2018 also included a gain on sale of two properties totaling $2.9 million. The sale of these properties is related to the completion of the new Company headquarters building in the second quarter of 2018.

NONINTEREST EXPENSE

Noninterest expense was $45.0 million for the second quarter of 2018, up $3.4 million, or 8.2%, over the second quarter of 2017. For the year-to-date period, noninterest expense was $88.7 million, up $5.8 million, or 7.0%, from the same period in 2017. The increase in noninterest expense for both the second quarter and year-to-date periods included normal annual increases in salaries and wages. Noninterest expense for the second quarter of 2018 also included a $2.0 million write-down related to two leases on recently vacated space.

INCOME TAX EXPENSE

The Company's effective tax rate was 20.7% in the second quarter of 2018, compared to 32.7% for the same period in 2017. The decrease is a direct result of The Tax Cuts and Jobs Act of 2017, which reduced the Federal statutory tax rate from 35% in 2017, to 21% in 2018.

ASSET QUALITY

Asset quality trends remained strong in the second quarter of 2018. Nonperforming assets represented 0.42% of total assets at June 30, 2018, compared to 0.38% at December 31, 2017, and 0.36% at June 30, 2017. Nonperforming asset levels continue to be well below the most recent Federal Reserve Board Peer Group Average1 of 0.61%.

Provision for loan and lease losses was $1.0 million for the second quarter of 2018 and 2017. Net charge-offs for the second quarter of 2018 were $31,000 compared to net recoveries of $15,000 reported in the second quarter of 2017.

The Company’s allowance for originated loan and lease losses totaled $41.2 million at June 30, 2018, and represented 0.91% of total originated loans and leases at June 30, 2018, unchanged from both the most recent prior quarter, and June 30, 2017. The total allowance represented 158.08% of total nonperforming loans and leases at June 30, 2018, compared to 172.84% at December 31, 2017, and 178.59% at June 30, 2017.

CAPITAL POSITION

Capital ratios remain well above the regulatory well capitalized minimums. The ratio of tangible common equity to tangible assets was 7.36% at June 30, 2018, improved from the 7.29% reported for the most recent prior quarter ended March 31, 2018, and down from 7.50% at June 30, 2017.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

The statements made herein shall not confer upon any person any rights or remedies of any nature, and shall not be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement, nor to alter any existing at-will employment relationship between the Company and its employees.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	06/30/2018	12/31/2017

Cash and noninterest bearing balances due from banks	$80,702	$77,688
Interest bearing balances due from banks	1,971	6,615
Cash and Cash Equivalents	82,673	84,303

Available-for-sale securities, at fair value (amortized cost of $1,385,805 at June 30,
2018 and $1,408,996 at December 31, 2017)	1,343,690	1,391,863
Held-to-maturity securities, at amortized cost (fair value of $137,221 at June 30, 2018
and $140,315 at December 31, 2017)	139,413	139,216
Equity securities, at fair value (amortized cost $1,000,000 at June 30, 2018
and $1,000,000 at December 31, 2017)	888	913
Originated loans and leases, net of unearned income and deferred costs and fees (2)	4,507,006	4,358,543
Acquired loans (3)	284,187	310,577
Less: Allowance for loan and lease losses	41,225	39,771
Net Loans and Leases	4,749,968	4,629,349

Federal Home Loan Bank and other stock	58,770	50,498
Bank premises and equipment, net	93,994	86,995
Corporate owned life insurance	81,126	80,106
Goodwill	92,283	92,291
Other intangible assets, net	8,342	9,263
Accrued interest and other assets	94,653	83,494
Total Assets	$6,745,800	$6,648,290

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	2,749,782	2,651,632
Time	635,004	748,250
Noninterest bearing	1,407,443	1,437,925
Total Deposits	4,792,229	4,837,807

Federal funds purchased and securities sold under agreements to repurchase	52,042	75,177
Other borrowings	1,229,956	1,071,742
Trust preferred debentures	16,777	16,691
Other liabilities	64,147	70,671
Total Liabilities	$6,155,151	$6,072,088

EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued:
15,314,340 at June 30, 2018; and 15,301,524 at December 31, 2017	1,532	1,530
Additional paid-in capital	367,121	364,031
Retained earnings	294,553	265,007
Accumulated other comprehensive loss	(69,436)	(51,296)
Treasury stock, at cost – 118,554 shares at June 30, 2018, and 120,805 shares
at December 31, 2017	(4,597)	(4,492)

Total Tompkins Financial Corporation Shareholders’ Equity	589,173	574,780
Noncontrolling interests	1,476	1,422
Total Equity	$590,649	$576,202
Total Liabilities and Equity	$6,745,800	$6,648,290

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Six Months Ended
(In thousands, except per share data) (Unaudited)	06/30/2018	06/30/2017	06/30/2018	06/30/2017
INTEREST AND DIVIDEND INCOME
Loans	$52,757	$47,357	$103,651	$92,308
Due from banks	7	4	13	6
Available-for-sale securities	7,729	7,647	15,373	14,969
Held-to-maturity securities	854	870	1,712	1,748
Federal Home Loan Bank and other stock	796	464	1,534	932
Total Interest and Dividend Income	62,143	56,342	122,283	109,963
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	540	466	525	907
Other deposits	3,087	2,482	5,870	4,829
Federal funds purchased and securities sold under agreements to repurchase	34	43	80	151
Trust preferred debentures	306	256	586	623
Other borrowings	5,462	2,794	9,821	5,118
Total Interest Expense	9,429	6,041	16,882	11,628
Net Interest Income	52,714	50,301	105,401	98,335
Less: Provision for loan and lease losses	1,045	976	1,612	1,745
Net Interest Income After Provision for Loan and Lease Losses	51,669	49,325	103,789	96,590
NONINTEREST INCOME
Insurance commissions and fees	7,387	7,092	14,781	14,210
Investment services income	4,022	3,891	8,268	7,682
Service charges on deposit accounts	2,080	2,045	4,212	4,212
Card services income	2,621	2,676	4,767	4,685
Other income	4,898	1,746	6,686	3,901
Gain on sale of available-for-sale securities	150	0	274	0
Total Noninterest Income	21,158	17,450	38,988	34,690
NONINTEREST EXPENSE
Salaries and wages	21,377	20,480	42,375	40,116
Pension and other employee benefits	5,183	4,989	10,559	10,624
Net occupancy expense of premises	3,170	3,390	6,816	6,901
Furniture and fixture expense	1,673	1,637	3,648	3,234
FDIC insurance	704	617	1,371	1,155
Amortization of intangible assets	443	485	894	978
Other operating expense	12,435	9,970	23,043	19,928
Total Noninterest Expenses	44,985	41,568	88,706	82,936
Income Before Income Tax Expense	27,842	25,207	54,071	48,344
Income Tax Expense	5,751	8,248	11,512	15,637
Net Income attributable to noncontrolling interests and Tompkins Financial Corporation	22,091	16,959	42,559	32,707
Less: Net income attributable to noncontrolling interests	32	33	64	65
Net Income Attributable to Tompkins Financial Corporation	$22,059	$16,926	$42,495	$32,642
Basic Earnings Per Share	$1.44	$1.11	$2.78	$2.15
Diluted Earnings Per Share	$1.43	$1.11	$2.76	$2.13

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			YTD Period Ended			YTD Period Ended
	June 30, 2018			June 30, 2018			June 30, 2017
	Average		Average	Average		Average	Average		Average
	Balance		Yield/	Balance		Yield/	Balance		Yield/
(Dollar amounts in thousands)	(QTD)	Interest	Rate	(YTD)	Interest	Rate	(YTD)	Interest	Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$1,286	$7	2.18%	$1,922	$14	1.47%	$3,572	$6	0.34%
Securities (4)
U.S. Government securities	1,442,384	8,042	2.24%	1,448,274	15,997	2.23%	1,477,512	15,621	2.13%
State and municipal (5)	97,189	628	2.59%	98,470	1,271	2.60%	101,598	1,701	3.38%
Other securities (5)	3,544	39	4.41%	3,558	74	4.19%	3,608	64	3.58%
Total securities	1,543,117	8,709	2.26%	1,550,302	17,342	2.26%	1,582,718	17,386	2.22%
FHLBNY and FRB stock	53,967	796	5.92%	51,750	1,534	5.98%	39,426	932	4.77%

Total loans and leases, net of unearned income (5)(6)	4,750,192	53,076	4.48%	4,719,312	104,304	4.46%	4,305,304	93,772	4.39%
Total interest-earning assets	6,348,562	62,588	3.95%	6,323,286	123,194	3.93%	5,931,020	112,096	3.81%

Other assets	341,087			348,024			354,842

Total assets	$6,689,649			$6,671,310			$6,285,862

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings & money market	$2,832,800	1,940	0.27%	$2,814,601	3,587	0.26%	$2,680,639	2,265	0.17%
Time deposits	661,502	1,687	1.02%	689,404	2,808	0.82%	867,571	3,471	0.81%
Total interest-bearing deposits	3,494,302	3,627	0.42%	3,504,005	6,395	0.37%	3,548,210	5,736	0.33%

Federal funds purchased & securities sold under
agreements to repurchase	54,246	34	0.25%	64,649	80	0.25%	69,560	151	0.44%
Other borrowings	1,143,825	5,462	1.92%	1,098,818	9,821	1.80%	813,477	5,118	1.27%
Trust preferred debentures	16,749	306	7.33%	16,728	586	7.06%	20,063	623	6.26%
Total interest-bearing liabilities	4,709,122	9,429	0.80%	4,684,200	16,882	0.73%	4,451,310	11,628	0.53%

Non-interest bearing deposits	1,337,311			1,344,270			1,204,272
Accrued expenses and other liabilities	58,265			62,856			65,915
Total liabilities	6,104,698			6,091,326			5,721,497

Tompkins Financial Corporation Shareholders’ equity	583,492			578,541			562,896
Noncontrolling interest	1,459			1,443			1,469
Total equity	584,951			579,984			564,365

Total liabilities and equity	$6,689,649			$6,671,310			$6,285,862
Interest rate spread			3.15%			3.20%			3.28%
Net interest income/margin on earning assets		53,159	3.36%		106,312	3.39%		100,468	3.42%

Tax equivalent adjustments		(445)			(911)			(2,133)

Net interest income per consolidated financial statements		$52,714			$105,401			$98,335

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Jun-18	Mar-18	Dec-17	Sep-17	Jun-17	Dec-17
Securities	$1,483,991	$1,510,795	$1,531,991	$1,546,199	$1,564,865	$1,531,991
Originated loans and leases, net of unearned income and deferred costs and fees (2)	4,507,006	4,408,081	4,358,543	4,167,254	4,070,755	4,358,543
Acquired loans and leases (3)	284,187	296,765	310,577	323,259	347,841	310,577
Allowance for loan and lease losses	41,225	40,211	39,771	38,038	37,157	39,771
Total assets	6,745,800	6,648,128	6,648,290	6,524,060	6,415,012	6,648,290
Total deposits	4,792,229	4,929,903	4,837,807	4,943,944	4,750,722	4,837,807
Federal funds purchased and securities sold under agreements to repurchase	52,042	69,131	75,177	73,874	50,360	75,177
Other borrowings	1,229,956	995,074	1,071,742	834,574	952,035	1,071,742
Trust preferred debentures	16,777	16,734	16,691	16,648	16,605	16,691
Total common equity	589,173	577,967	574,780	588,349	575,428	574,780
Total equity	590,649	579,411	576,202	589,868	576,915	576,202

Average Balance Sheet
Average earning assets	$6,348,562	$6,297,727	$6,159,396	$6,072,269	$5,970,653	$6,024,186
Average assets	6,689,649	6,652,763	6,552,414	6,430,497	6,329,847	6,389,504
Average interest-bearing liabilities	4,709,122	4,658,998	4,500,649	4,463,606	4,474,860	4,466,846
Average equity	584,951	574,963	593,956	586,671	572,741	577,446

Share data
Weighted average shares outstanding (basic)	15,038,061	15,013,478	14,988,542	14,966,231	14,944,934	14,950,432
Weighted average shares outstanding (diluted)	15,135,970	15,112,518	15,103,906	15,078,555	15,066,861	15,073,255
Period-end shares outstanding	15,278,430	15,285,335	15,265,614	15,202,444	15,189,453	15,265,614
Common equity book value per share	$38.56	$37.81	$37.65	$38.70	$37.88	$37.65
Tangible book value per share (Non-GAAP)	$32.02	$31.24	$31.04	$32.03	$31.18	$31.04

Income Statement
Net interest income	$52,714	$52,687	$51,969	$51,000	$50,301	$201,304
Provision for loan/lease losses	1,045	567	2,014	402	976	4,161
Noninterest income	21,158	17,830	17,312	17,202	17,450	69,204
Noninterest expense	44,985	43,721	46,286	41,883	41,568	171,105
Income tax expense	5,751	5,761	18,493	8,491	8,248	42,620
Net income attributable to Tompkins Financial Corporation	22,059	20,436	2,457	17,394	16,926	52,494
Noncontrolling interests	32	32	31	32	33	128
Basic earnings per share (8)	$1.44	$1.34	$0.16	$1.14	$1.11	$3.46
Diluted earnings per share (8)	$1.43	$1.33	$0.16	$1.14	$1.11	$3.43

Nonperforming Assets
Originated nonaccrual loans and leases	$19,082	$18,429	$16,253	$15,667	$14,284	$16,253
Acquired nonaccrual loans and leases	2,673	3,352	3,264	3,152	2,903	3,264
Originated loans and leases 90 days past due and accruing	0	0	44	0	639	44
Troubled debt restructurings not included above	4,324	3,455	3,449	3,541	2,980	3,449
Total nonperforming loans and leases	26,079	25,236	23,010	22,360	20,806	23,010
OREO	2,233	2,047	2,047	2,030	2,331	2,047
Total nonperforming assets	$28,312	$27,283	$25,057	$24,390	$23,137	$25,057

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Originated loan and lease portfolio	Jun-18	Mar-18	Dec-17	Sep-17	Jun-17	Dec-17
Loans and leases 30-89 days past due and accruing (2)	$5,875	$6,513	$6,791	$5,567	$6,188	$6,791
Loans and leases 90 days past due and accruing (2)	0	0	44	0	639	44
Total originated loans and leases past due and accruing (2)	5,875	6,513	6,835	5,567	6,827	6,835

Delinquency - Acquired loan and lease portfolio
Loans 30-89 days past due and accruing (3)(7)	$1,108	$823	$1,256	$2,857	$751	$1,256
Loans 90 days or more past due	1,110	1,077	1,146	1,306	2,581	1,146
Total acquired loans and leases past due and accruing	2,218	1,900	2,402	4,163	3,332	2,402
Total loans and leases past due and accruing	$8,093	$8,413	$9,237	$9,730	$10,159	$9,237

Allowance for Loan Losses - Originated loan and lease portfolio
Balance at beginning of period	$40,107	$39,686	$37,903	$36,960	$35,915	$35,598
Provision for loan and lease losses	1,035	608	1,849	931	846	4,428
Net loan and lease (recoveries) charge-offs	31	187	66	(12)	(199)	140
Allowance for loan and lease losses (originated
loan portfolio) - balance at end of period	$41,111	$40,107	$39,686	$37,903	$36,960	$39,686

Allowance for Loan Losses - Acquired loan and lease portfolio
Balance at beginning of period	$104	$85	$135	$197	$251	$157
Provision (credit) for loan and lease losses	10	(41)	165	(529)	130	(67)
Net loan and lease (recoveries) charge-offs	0	(60)	215	(467)	184	5
Allowance for loan and lease losses (acquired
loan portfolio) - balance at end of period	114	104	85	135	197	85

Total allowance for loan and lease losses	$41,225	$40,211	$39,771	$38,038	$37,157	$39,771

Loan Classification - Originated Portfolio
Special Mention	$44,068	$34,546	$46,074	$50,423	$38,488	$46,074
Substandard	41,572	35,746	20,584	20,532	19,532	20,584
Loan Classification - Acquired Portfolio
Special Mention	469	476	525	539	547	525
Substandard	3,180	3,468	5,355	8,193	8,796	5,355
Loan Classifications - Total Portfolio
Special Mention	44,537	35,022	46,599	50,962	39,035	46,599
Substandard	44,752	39,214	25,939	28,725	28,328	25,939

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases (7)	0.54%	0.54%	0.49%	0.50%	0.47%	0.49%
Nonperforming assets/total assets	0.42%	0.41%	0.38%	0.37%	0.36%	0.38%
Allowance for originated loan and lease losses/total originated loans and leases	0.91%	0.91%	0.91%	0.91%	0.91%	0.91%
Allowance/nonperforming loans and leases	158.08%	159.34%	172.84%	170.12%	178.59%	172.84%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.00%	0.01%	0.02%	(0.04)%	0.00%	0.00%

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Capital Adequacy (period-end)	Jun-18	Mar-18	Dec-17	Sep-17	Jun-17	Dec-17
Tangible common equity/tangible assets	7.36%	7.29%	7.24%	7.58%	7.50%	7.24%

Profitability
Return on average assets *	1.32%	1.25%	0.15%	1.07%	1.07%	0.82%
Return on average equity *	15.13%	14.41%	1.64%	11.77%	11.85%	9.09%
Net interest margin (TE) *	3.36%	3.42%	3.42%	3.40%	3.45%	3.41%
* Quarterly ratios have been annualized

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. See "Tompkins Financial Corporation - Summary Financial Data (Unaudited)" tables for Non-GAAP related calculations.

Non-GAAP Disclosure - Adjusted Diluted Earnings Per Share
	Quarter-Ended					Year-Ended
	Jun-18	Mar-18	Dec-17	Sep-17	Jun-17	Dec-17
Net income available to common shareholders	$22,059	$20,436	$2,457	$17,394	$16,926	$52,494
Income attributable to unvested stock-based compensation awards	359	351	26	266	266	818
Net earnings allocated to common shareholders	21,700	20,085	2,431	17,128	16,660	51,676
Remeasurement of net deferred taxes	0	0	14,944	0	0	14,994
Gain on sale of real estate, net of tax	2,227	0	0	0	0	0
Write-down of impaired leases, net of tax	(1,527)	0	0	0	0	0
Net income (Non-GAAP)	21,000	20,085	17,375	17,128	16,660	66,620
Weighted average shares outstanding (diluted)	15,135,970	15,112,518	15,103,906	15,078,555	15,066,861	15,073,255
Adjusted diluted earnings per share (Non-GAAP)	$1.39	$1.33	$1.15	$1.14	$1.11	$4.42

Non-GAAP Disclosure - Tangible Book Value Per Share
Total common equity	$589,173	$577,967	$574,780	$588,349	$575,428	$574,780
Less: Goodwill and intangibles (9)	99,983	100,436	100,887	101,360	101,840	100,887
Tangible common equity	489,190	477,531	473,893	486,989	473,588	473,893
Ending shares outstanding	15,278,430	15,285,335	15,265,614	15,202,444	15,189,453	15,265,614
Tangible book value per share (Non-GAAP)	$32.02	$31.24	$31.04	$32.03	$31.18	$31.04

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Disclosure - Year to date adjusted diluted earnings per share
	Jun-18	Jun-17
Net income available to common shareholders	$42,495	$32,642
Income attributable to unvested stock-based compensation awards	706	527
Net earnings allocated to common shareholders	41,789	32,115
Gain on sale of real estate, net of tax	2,227	0
Write-down of impaired leases, net of tax	(1,527)	0
Net income (Non-GAAP)	41,089	32,115
Weighted average shares outstanding (diluted)	15,124,267	15,054,870
Adjusted diluted earnings per share (Non-GAAP)	$2.72	$2.13

(1) Federal Reserve peer ratio as of March 31, 2018, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.

(2) “Originated” equals loans and leases not included by definition in “acquired loans”.

(3) “Acquired Loans and Leases” equals loans and leases acquired at fair value, accounted for in accordance with FASB ASC Topic 805.

(4) Average balances and yields on available-for-sale securities are based on historical amortized cost.

(5) Interest income includes the tax effects of taxable-equivalent basis.

(6) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2017.

(7) Certain acquired loans and leases that are past due are not on nonaccrual and are not included in nonperforming loans. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.

(8)Earnings per share year-to-date may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.

(9) “Goodwill and intangibles” equal Total Intangible Assets less Mortgage Servicing Rights in the above tables.